Exhibit 99.1

555 WEST FIFTH STREET SUITE 5000 LOS ANGELES, CALIFORNIA 90013-1010

For Immediate Release

MAGUIRE PROPERTIES REPORTS THIRD QUARTER 2003
FINANCIAL RESULTS

LOS ANGELES, November 4, 2003 – Maguire Properties, Inc. (NYSE: MPG), a real estate investment trust, today reported results for the third quarter ended September 30, 2003.

Significant Third Quarter and Recent Events

•	Entered into an agreement to acquire One California Plaza, a 42-story Class A office building located in the Bunker Hill submarket of Downtown Los Angeles, for $225 million. This acquisition, which is expected to close in the fourth quarter of 2003, will further strengthen the Company’s dominant downtown position and increase to approximately 60% its ownership of the prime Bunker Hill office submarket.

•	Completed the acquisition of interests not already owned in Glendale Center and the defeasance of the existing $37 million property mortgage. The acquisition is expected to produce an initial 8.8% cash and 10.1% GAAP return on the Company’s aggregate investment cost. Subsequently the Company obtained a new $80 million, 10-year, interest only mortgage financing secured by the property at a fixed-rate of 5.73%.

•	Continued to manage future lease rollover risk by executing an early lease renewal to 2015 with White & Case for 59,402 square feet at US Bank Tower.

Third Quarter Financial Results

Net income available to common shareholders for the quarter ended September 30, 2003 was $7.2 million, or $0.17 per basic and diluted share. Funds from Operations (FFO) available for common shareholders for the quarter ended September 30, 2003 were $18.1 million, or $0.43 per basic and diluted share net income. FFO per share includes a charge of ($0.05 per share) incurred in connection with the defeasance of indebtedness at the Glendale Center property. Excluding the impact of this item, FFO available for common shareholders for the quarter ended September 30, 2003 would have been $20.0 million, or $0.48 per basic and diluted share. The weighted average number of basic and diluted shares outstanding was 41,913,231 and 41,974,245 respectively, for the quarter ended September 30, 2003.

As of September 30, 2003, the Company’s portfolio consisted of eight office properties with approximately 6.1 million net rentable square feet, a 350-room hotel with 266,000 square feet, and total on- and off-site parking of approximately 3.1 million square feet, accommodating a capacity of over 10,700 vehicles. The Company also owns an undeveloped two-acre land parcel adjacent to an existing office property that we believe can support future office development.

Mr. Richard Gilchrist, President and Co-Chief Executive Officer commented, “Our results for the quarter were in line with our expectations and we remain on track to achieve our objectives

213-626-3300 MAIN 213-687-5758 FAX www.MAGUIREPROPERTIES.COM

for the year. We continued to focus on maintaining our existing tenant base and managing future lease roll over. We completed 11 new leases and two lease renewals in the third quarter and maintained our leased rate at approximately 92% as of the end of the quarter. We also continued to successfully execute our external growth strategy during the quarter and are pleased to have completed the acquisition of the remaining interests in Glendale Center. The defeasance of the prior property mortgage provided us with more advantageous financing and solidifies our long-term position in Glendale Center. Additionally, our agreement to acquire One California Plaza demonstrates our ability to identify properties in our markets which are consistent with our objective of acquiring large scale, high quality projects that will expand our market share, as well as increase revenue and provide operating savings.

“Institutional interest in our Bunker Hill properties remains strong. We have considered a number of propositions and continue to evaluate opportunities from domestic and international sources. We will continue to focus on opportunities to recycle capital and diversify into other assets. Through focused management of our portfolio, lease extension strategies and opportunistic purchases, we continue to build Maguire Properties with an eye towards stable, long-term growth.”

EPS and FFO Per Share Projections

The Company’s guidance for the fourth quarter of 2003 and the full year of 2004 for earnings per share (EPS) (diluted) and funds from operations (FFO) per share (diluted) is set forth and reconciled below.

	Fourth Quarter	Full-Year
	2003	2004
	(Low – High)	(Low – High)

Projected net income per common share (diluted)	$0.19 -$0.22	$0.85-$1.05
Add:
Real estate depreciation and amortization	$0.30 - $0.28	$1.26 -$1.16
Projected funds from operations per common share (diluted)	$0.49 - $0.50	$2.11- $2.21

The foregoing estimates reflect management’s view of current and future market conditions, including certain assumptions with respect to rental rates, occupancy levels and acquisitions. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Teleconference and Webcast

Maguire Properties will conduct a conference call and audio webcast at 10:00 A.M. Pacific Time (1:00 p.m. Eastern Time) tomorrow, Wednesday, November 5, 2003, to discuss the financial results of the third quarter and provide a company update. The conference call can be accessed by dialing 800-443-9874 (Domestic), or 706-634-1231 (International); no passcode is required. The conference call can also be accessed via audio webcast through the Investor Relations section of the Company’s web site, located at www.maguireproperties.com, or can be accessed through CCBN at www.streetevents.com. A replay of the conference call will be available approximately two hours following the call through through November 12, 2003. To access this replay dial 800-642-1687 (Domestic) or 706-645-9291 (International). The required passcode for the replay is 3171791. A webcast replay will also be available through the Investor Relations section of the Company’s web site, located at www.maguireproperties.com, or through CCBN at www.streetevents.com.

About Maguire Properties, Inc.

Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market. Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing. For more information on Maguire Properties, visit the Company’s website at www.maguireproperties.com

Business Risks

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; failure to manage effectively the Company’s growth and expansion into new markets to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with our company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Maguire Properties
Peggy Moretti
Vice President, Public Relations
(213) 626-3300
or
Financial Dynamics:
	Investors:	Leigh Parrish, Teresa Thuruthiyil
(415) 439-4521
	Media:	Chris Toth, Ron Heckmann
(415) 439-4503

(Tables follow)

MAGUIRE PROPERTIES, INC. AND MAGUIRE PROPERTIES PREDECESSOR
CONSOLIDATED AND COMBINED BALANCE SHEETS
(In thousands)

	THE	THE
	COMPANY	PREDECESSOR
	September 30, 2003	December 31, 2002

	(Unaudited)
ASSETS
Investments in real estate:
Land	$170,244	$77,504
Buildings and improvements	1,170,263	486,088
Tenant improvements	107,368	63,951
Furniture, fixtures, and equipment	5,174	4,704

	1,453,049	632,247
Less: accumulated depreciation and amortization	(116,540)	(82,863)

Net investments in real estate	1,336,509	549,384
Cash and cash equivalents	49,085	2,976
Restricted cash	43,833	24,307
Rents and other receivables, net	7,553	2,235
Deferred rents	13,402	9,687
Due from affiliates	2,265	5,194
Deferred leasing costs, net	68,140	11,265
Deferred loan costs, net	21,261	6,714
Acquired above market leases, net	13,532	—
Other assets	8,734	10,277

Total assets	$1,564,314	$622,039

LIABILITIES AND STOCKHOLDERS’ EQUITY AND OWNERS’ DEFICIT
Mortgage loans	$955,000	$553,000
Other secured loans	30,000	105,038
Losses and distributions in excess of investments in real estate entities and loans payable to such entities	—	78,609
Accounts payable and other liabilities	65,099	33,078
Dividends and distributions payable	22,402	—
Capital leases payable	6,804	2,350
Acquired lease obligations	42,855	4,099
Accrued interest payable	2,815	5,033

Total liabilities	1,124,975	781,207
Minority deficit	—	(12,889)
Minority interests	90,082	—
Stockholders’ equity and owners’ deficit:
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized, 42,645,711 shares issued and outstanding	426	—
Additional paid in capital	407,001	—
Unearned and accrued stock compensation	(5,389)	—
Accumulated deficit and dividends	(56,854)	—
Accumulated other comprehensive income, net	4,073	—
Owners’ deficit	—	(146,279)

Total stockholders’ equity and owners’ deficit	349,257	(146,279)

Total liabilities and stockholders’ equity and owners’ deficit	$1,564,314	$622,039

MAGUIRE PROPERTIES, INC. AND
MAGUIRE PROPERTIES PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THE	THE
	COMPANY	PREDECESSOR
	Three months ended	Three months ended
	September 30, 2003	September 30, 2002

Revenues:
Rental	$33,986	$10,741
Tenant reimbursements	16,070	5,139
Hotel operations	4,392	4,448
Parking	6,371	1,865
Management, leasing, and development services to affiliates	1,313	2,795
Interest and other	391	154

Total revenues	62,523	25,142

Expenses:
Rental property operating and maintenance	13,857	4,947
Hotel operating and maintenance	3,287	3,137
Real estate taxes	4,757	1,035
General and administrative	3,450	4,858
Depreciation and amortization	13,696	3,903
Interest	11,650	9,383
Loss from early extinguishment of debt	2,431	3,967
Other	286	470

Total expenses	53,414	31,700

Income (loss) before equity in net loss of real estate entities and minority interests	9,109	(6,558)
Equity in net loss of real estate entities	(31)	(237)

Income (loss) before minority interests	9,078	(6,795)
Minority interests	1,882	2

Net income (loss)	$7,196	$(6,797)

Basic earnings per share	$0.17

Diluted earnings per share	$0.17

Weighted-average common shares outstanding:
Basic	41,913,231

Diluted	41,974,245

MAGUIRE PROPERTIES, INC. AND
MAGUIRE PROPERTIES PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THE	THE	THE
	COMPANY	PREDECESSOR	PREDECESSOR
	Period June 27, 2003 through	Period January 1, 2003	Nine months ended
	September 30, 2003	through June 26, 2003	September 30, 2002

Revenues:
Rental	$35,292	$28,732	$30,115
Tenant reimbursements	16,646	13,165	12,769
Hotel operations	4,567	8,738	14,933
Parking	6,598	5,637	5,026
Management, leasing, and development services to affiliates	1,334	2,349	6,136
Interest and other	2,727	124	168

Total revenues	67,164	58,745	69,147

Expenses:
Rental property operating and maintenance	14,467	11,941	11,011
Hotel operating and maintenance	3,430	6,784	10,373
Real estate taxes	4,901	3,006	2,819
General and administrative	17,633	9,080	12,644
Depreciation and amortization	14,100	11,387	11,159
Interest	12,490	24,853	26,812
Loss from early extinguishment of debt	46,760	6,667	3,967
Other	4,206	7,549	782

Total expenses	117,987	81,267	79,567

Loss before equity in net income (loss) of real estate entities and minority interests	(50,823)	(22,522)	(10,420)
Equity in net (loss) income of real estate entities	(25)	1,648	(755)

Loss before minority interests	(50,848)	(20,874)	(11,175)
Minority interests	(11,802)	275	(336)

Net loss	$(39,046)	$(21,149)	$(10,839)

Basic loss per share	$(0.94)

Diluted loss per share	$(0.94)

Weighted-average common shares outstanding:
Basic	41,702,405

Diluted	41,702,405

MAGUIRE PROPERTIES, INC.
FUNDS FROM OPERATIONS (a)
(in thousands, except for per share amounts)

Three Months Ended
September 30, 2003

Reconciliation of net income to funds from operations:
Net income	$7,196
Adjustments:
Minority interests	1,882
Real estate depreciation and amortization	13,584
Share of real estate depreciation and amortization of an unconsolidated property	117

Funds from operations (FFO)	$22,779

Company share of FFO (b)	$18,064

FFO per share – basic and diluted	$0.43

Funds from operations for the three months ended September 30, 2003 was decreased by $2,431, which represents a loss on the extinguishment of debt resulting from the defeasance of the Glendale Center mortgage in connection with the acquisition of interests in the property. Absent the impact of this item, FFO per share would have been $0.48, calculated as follows:

Funds from operations (FFO)	$22,779
Add: loss from early extinguishment of debt associated with the purchase of interests in real estate	2,431

FFO before loss from early extinguishment of debt	$25,210

Company share of FFO before loss from early extinguishment of debt (b)	$19,992

FFO per share before loss from early extinguishment of debt – basic and diluted	$0.48

(a)	We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

(b)	Based on a weighted average 79.30% interest in operating partnership for quarter ended September 30, 2003.